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                                                                     Exhibit 3.5


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (the "Agreement"), dated as of the 22nd day of June 1997 (the "Effective Date"), among @ Entertainment, Inc., a Delaware corporation (the "Company"), Polish Investments Holding L.P., a Delaware limited partnership ("PIHLP"), ECO Holdings III Limited Partnership, a Delaware limited partnership ("ECO"), Roger M. Freedman, an individual resident of the State of Connecticut ("RMF"), Steele LLC., a Connecticut limited liability company ("Steele"), THE AESOP Fund, L.P., a Delaware limited partnership ("AESOP"), and The Cheryl Anne Chase Marital Trust, a Connecticut Trust ("CACMT"). PIHLP, ECO, RMF, Steele, AESOP and CACMT shall hereinafter be referred to as the "Shareholders."


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company and the Shareholders are on this date entering into a Contribution Agreement to which this Agreement is an Exhibit, whereby the Shareholders will exchange certain of their shares of capital stock of Poland Communications, Inc. ("PCI") for capital stock of the Company in a tax-free reorganization pursuant to Section 351 of the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, the Shareholders constitute all of the shareholders of the Company and on this date are entering into that certain Shareholders Agreement (the "Shareholders Agreement"), whereby the parties will agree, among other things, to the terms upon which the Company will conduct its activities and upon which the relations between the shareholders of the Company will be regulated; and

     WHEREAS, in order to induce the Shareholders to enter into and perform the Contribution Agreement and the Shareholders Agreement, the Company has agreed to provide the Shareholders with certain rights in respect of the registration of its common stock, par value one cent ($0.01) per share ("Common Stock").


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     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Shareholders agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

        "Demand Shareholder" means PIHLP or ECO or, if used in the plural form, means PIHLP and ECO, and permitted assignees of same under Section 5(g).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Following Shareholder" means RMF, Steele, AESOP or CACMT or, if used in the plural form, means RMF, Steele, AESOP and CACMT or any two of them.

        "National Securities Exchange" means the New York Stock Exchange, American Stock Exchange, National Association of Securities Dealers Automated Quotation System, or National Market System of the National Association of Securities Dealers, as selected by the Company, and reasonably acceptable to the Demand Shareholder.

        "Person" shall mean and include any individual, partnership, joint venture, corporation, trust, unincorporated organization or association or any other entity or association of any kind and any authority, federal, state, local or foreign government, any political subdivision of any thereof and any court, panel, judge, board, bureau, commission, agency or other entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

        "Registrable Shares" means (i) shares of Common Stock held by any of the Shareholders on the date hereof or acquired thereafter (including any shares of Common Stock issuable upon conversion of Series B Preferred), and (ii) any Common Stock issued in respect of such shares including, without limitation, upon any stock split, stock dividend, recapitalization or as a distribution; provided however, that Registrable Shares shall not include any shares of Common Stock which have been sold pursuant to registration under the Securities Act.



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        "Requesting Shareholder" means either of the Demand Shareholders or any of the Following Shareholders when the same shall have requested the Company to register some or all of its/their Registerable Shares pursuant to this Agreement, and permitted assignees of same under Section 5(g).

        "Requesting Shareholder Registration Expenses" means with respect to any Requesting Shareholder, (i) underwriting discounts and commissions relating to the sale of such Requesting Shareholder's Registrable Shares, (ii) any transfer taxes attributable to the sale of such Registrable Shares and (iii) the fees and disbursements of counsel incurred by such Requesting Shareholder on its own behalf.

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Shareholders" means PIHLP, ECO, RMF, Steele, AESOP and CACMT, and permitted assignees of same under Section 5(g).

        "Company Registration Expenses" means any and all expenses incident to the Company's performance of its obligations under Section 2, other than
Requesting Shareholder Registration Expenses.   Company Registration Expenses
shall include but not be limited to (i) registration and filing fees with the SEC and a National Securities Exchange, (ii) fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of Registrable Shares), (iii) printing expenses, (iv) registrars and transfer agents fees, (v) the fees and expenses incurred in connection with the listing or quotation of Registrable Shares on any National Securities Exchange, and (vi) fees and expenses of counsel for the Company and the independent certified public accountants for the Company.

     2. Registration Rights.

        (a) Demand Registration. Each Demand Shareholder shall be entitled to request that the Company effect a registration under the Securities Act with respect to some or all of the Registrable Shares held by it upon the following terms and conditions:



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                 (i) Request for Registration of Registrable Shares.  In the
            event that the Company shall receive from a Demand Shareholder a written request that the Company effect a registration under the Securities Act with respect to all or any part of the Registrable Shares held by such Demand Shareholder, the Company shall use its best efforts to effect, at the earliest practicable date, such registration, qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, the execution and filing of a listing agreement with a National Securities Exchange, appropriate qualification under applicable blue sky or other state securities laws, and appropriate compliance with applicable regulations issued under the Securities
            Act) as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Shares on such National Securities Exchange as is specified in such request (or if the Common Stock is then listed on a National Securities Exchange, such National Securities Exchange); PROVIDED that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a): (A) if the Company has effected a previous registration for any Demand Shareholder pursuant to this Section 2(a)(i) during the preceding six-month period; (B) if such Demand Shareholder has previously effected three such registrations pursuant to this Section 2(a), which registrations have been declared or ordered effective by the SEC; (C) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days immediately following the effective date of, any registration statement pertaining to a public offering of securities of the Company; or (D) prior to the third anniversary of this Agreement.

                 Subject to the foregoing clauses (A) through (D) the Company shall file a registration statement covering such Registrable Shares so requested to be registered as soon as practicable after receipt of the request of the Requesting Shareholder. Provided, however, that the Company may upon giving notice to the Requesting Shareholder postpone for a reasonable period, not to exceed 90 days, the filing or the effectiveness of such registration statement, if there exists at the time material non-public information which, in the reasonable opinion of the Company, if disclosed would have a material adverse effect on its business. During such period the



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            Company shall continue to use its best efforts to prepare such registration statement and update such registration statement with all information necessary to make such registration statement ready for filing and effectiveness as soon as practicable after the end of such period.

                 ECO shall not be required to convert its Series B Preferred shares into Common Stock prior to exercising its demand registration rights hereunder with respect to shares of Common Stock which would result from such conversion.

                 At no time shall any Demand Shareholder demand that less than twenty-five percent (25%) of the number of shares of Common Stock held by such Demand Shareholder on the date of execution of this Agreement be registered pursuant to this Section 2(a); provided, however, that if at any time such Demand Shareholder holds less than twenty-five percent (25%) of the number of shares of Common Stock held by such Demand Shareholder on the date of execution of this Agreement, such Demand Shareholder shall have the right to demand registration of all its Registrable Shares pursuant to this
            Section 2(a).

                 (ii) Underwriting. The right of the Requesting Shareholder to registration pursuant to this Section 2(a) shall be conditioned upon the Requesting Shareholder's participation in the underwriting arrangements required by this Section 2 and the inclusion in the underwriting of the Registrable Shares requested to be registered.

                 The Company and the Requesting Shareholder shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company from the following list: (A) Goldman, Sachs & Co.; (B) Morgan Stanley & Co. Incorporated; (C) Merrill Lynch & Co., Inc.; (D) CS First Boston Inc.; and (E) Donaldson, Lufkin and Jenrette Inc. The Company may select a managing underwriter for such underwriting not on the aforementioned list, so long as such managing underwriter is acceptable to the Requesting Shareholder. Notwithstanding any other provision of this Section 2(a), if the managing underwriter determines, in good faith, that marketing factors require a



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            limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Shares to be included in the registration and underwriting to the extent such managing underwriter deems necessary. The Company shall so advise the Requesting Shareholder, and the number of Registrable Shares that may be included in the registration and underwriting shall be limited accordingly.

                 (iii) Other Holders of Common Stock.  Other holders of Common
            Stock (including, without limitation, the other Demand Shareholder and the Following Shareholders) to whom the Company has granted registration rights may include their respective securities for their own accounts in such registration if the managing underwriter so agrees. If the managing underwriter determines, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Shares to be included by all holders of Common Stock requesting registration hereunder (including the Demand Shareholder exercising its demand rights under this Section 2(a)) based on the ratio of the number of shares requested to be registered by each such holder to the total number of shares requested to be registered by all such holders.

                 (iv) Expenses of Requested Registration.  The Company shall pay all Company Registration Expenses incurred in connection with each registration, qualification or compliance pursuant to Section 2(a), and the Requesting Shareholder will pay its Requesting Shareholder Registration Expenses.

           (b) Piggy-Back Registration.

                 (i) Registration Initiated by the Company. If the Company at any time proposes to register an offering of its securities under the Securities Act other than registrations in connection with employee stock ownership plans, offerings of debt securities and shelf registrations made pursuant to Section 2(c), either for its own account or for the account of a security holder or holders, and the registration form to be used may be used for the registration of Registrable Shares, the Company will:



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                       (A) give written notice thereof to the Demand
                  Shareholders and the Following Shareholders (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws) within 10 days of its receipt of a request from a security holder or holders to register securities or from its decision to effect a registration of securities for its own account; and

                       (B) use its best efforts to include in such registration
                  (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Shares specified in a written request by any Demand Shareholder or Following Shareholder made within 30 days after receipt of such written notice from the Company, except as set forth in Sections 2(b)(ii) and 2(b)(iii) below; PROVIDED, that if at any time after giving written notice to the Demand Shareholders and the Following Shareholders of its intention to register the Company securities under the Securities Act (x) the Company in good faith shall determine not to register such securities, the Company may, at its election, give written notice of such determination to the Demand Shareholders and the Following Shareholders and, thereupon, shall be relieved of its obligation to register such Registrable Shares pursuant to this Section 2(b) in connection with such registration, without prejudice, however, to any rights of either Demand Shareholder to request that such registration be effected as a registration under Section 2(a), or (y) the Company shall determine to delay the registration of such securities, the Company shall be permitted to delay the registration of such Registrable Shares for the same period as the delay in registering the securities to be registered by the Company for its own account or for others.

                 (ii) Amount to be Included.  In the event that Registrable
            Shares are requested to be included in any registration initiated pursuant to Section 2(b)(i) that contemplates an underwritten public offering, and if, in the good faith judgment of the managing underwriting of such public offering, the inclusion of all of the Registrable Shares covered by such request for



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            registration, together with the number or amount of securities that were intended to be offered by the Company or other security holders who hold registration rights, would interfere with the successful marketing of such securities, then, such managing underwriter may limit the number or amount of securities to be included in the registration such that (A) the Company shall include in such registration the securities it intended to offer and (B) with respect to any additional securities which may be included in such registration (after inclusion of the securities referred to in clause (A)), all holders of securities (including the holders of Registrable Shares) who hold registration rights and who have requested registration (collectively, "Security Holders") shall participate in the underwritten public offering pro rata based upon the ratio of the number of shares requested to be registered by each such Security Holder to the total number of shares requested to be registered by all such Security Holders.

                 (iii) Underwriting.  If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Demand Shareholders and the Following Shareholders as a part of the written notice given pursuant to Section 2(b)(i)(A). In such event, the right of each Requesting Shareholder to registration pursuant to this
            Section 2(b) shall be conditioned upon its participation in such underwriting and the inclusion of the Registrable Shares in the underwriting to the extent provided herein. The Requesting Shareholder shall (together with the Company and the other holders (if any) distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company from the following list: (A) Goldman, Sachs & Co.,; (B) Morgan Stanley & Co. Incorporated; (C) Merrill Lynch & Co.; (D) CS First Boston; and (E) Donaldson, Lufkin & Jenrette Inc. The Company may select a managing underwriter for such underwriting not on the aforementioned list, so long as such managing underwriter is acceptable to the Demand Shareholders participating in such offering. If the Requesting Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Shares



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            excluded or withdrawn from such underwriting shall be
            withdrawn from such registration.

                 (iv) Expenses of Registration.  The Company shall bear all
            Company Registration Expenses incurred in connection with each registration, qualification or compliance pursuant to Section 2(b), and each Requesting Shareholder shall pay its own Requesting Shareholder Registration Expenses.

            (c) Shelf Registration.

                 (i) Registration following March 29, 2001.  In the event that the Company shall receive from a Demand Shareholder a written request that the Company effect a registration under the Securities Act with respect to all of the Registrable Shares pursuant to this
            Section 2(c). The Company will use its best efforts to effect, at the earliest practicable date, a shelf registration statement on an appropriate form pursuant to Rule 415 (or any successor provision then in force) under the Securities Act with respect to such Registrable Shares; PROVIDED, HOWEVER, that the Company shall not be obligated to take any such action to effect any such registration pursuant to this SECTION 2(c): (A) if the Company has effected a previous registration for such Demand Shareholder pursuant to this
            Section 2(c); (B) if registration pursuant to Rule 415 (or any successor provision then in force) is not available for such offering by the Demand Shareholder; or (C) prior to March 29, 2001. The Company shall use its best efforts to keep such registration statement continuously effective until all of the Registrable Shares covered by such registration are sold, and shall seek such qualification and compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as may be requested by the Requesting Shareholder.

                 (ii) Expenses of Shelf Registration.  The Company shall bear all Company Registration Expenses incurred in connection with each registration, qualification or compliance pursuant to Section 2(c), and the



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            Requesting Shareholder will pay its Requesting Shareholder
            Registration Expenses.

           (d) Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this
      Section 2 pursuant to which Registrable Shares are included therein, the Company will keep each Requesting Shareholder advised in writing as to the initiation of such registration, qualification and compliance and as to the completion thereof, at its expense, the Company shall:

                 (i) prepare and file with the SEC any amendments (including post-effective amendments) and supplements as may be necessary to keep such registration, qualification or compliance current and effective and to comply with the provisions of the Securities Act and the rules and regulations promulgated thereunder, and the rules and regulations of any applicable securities exchange, with respect to the distribution of the Registrable Shares covered by such registration, qualification and compliance for a period of (x) in the case of a registration, qualification and compliance pursuant to Sections 2(a) or 2(b) hereof at least 180 days or until the Requesting Shareholder has completed the distribution described in the registration statement relating thereto, which ever first occurs or (y) in the case of a registration, qualification and compliance pursuant to Section 2(c) until all of the Registrable Shares have been sold;

                 (ii) immediately notify each Requesting Shareholder and the underwriter, if any, and confirm such notification in writing (w) when such registration statement becomes effective, (x) when the filing of any post-effective amendment to such registration statement or supplement to the prospectus is required, when the same is filed and, in the case of a post-effective amendment, when the same becomes effective, (y) of any request by the SEC for any amendment of or supplement to such registration statement or the prospectus or for additional information, and (z) of the entry of any stop order suspending the effectiveness of such registration statement or of the initiation of any proceedings for that purpose, and, if such stop order shall be entered, the Company shall use its best efforts promptly to obtain the lifting thereof;




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                 (iii) furnish to each Requesting Shareholder and any
            underwriter acting on behalf of such Requesting Shareholder (x) at a reasonable time prior to the filing thereof with the SEC a copy of the registration statement in the form in which the Company proposes to file the same, and not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such registration statement, and promptly following the effectiveness thereof, a conformed copy of the registration statement as declared effective by the SEC and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference, and (y) such number of copies of the preliminary, any amended preliminary, and final prospectus and of each post-effective amendment or supplement thereto, as may reasonably be required in order to facilitate the disposition of the Registrable Shares covered by such registration statement in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder, but only while the Company is required under the provisions hereof to cause the registration statement to remain effective; and

                 (iv) list such Registrable Shares on each securities exchange
            (if any) or qualify the Registrable Shares for trading on any over the counter market (if any) on which the Common Stock is then listed or traded, so long as such Registrable Shares are eligible for such listing or qualification.

     In connection with the registration of the Registrable Shares pursuant to this Section 2, each Requesting Shareholder, for the purpose of Section 2(b) only hereby agrees as follows:

                 (v) the Requesting Shareholder shall cooperate with the
            Company in connection with the preparation of the registration statement, and for so long as the Company is obligated to file and keep effective the registration statement, shall provide to the Company, in writing, for use in the registration statement, all such information regarding the Requesting Shareholder and its plan of distribution of the Registrable Shares as may be necessary to enable the Company to prepare the registration statement and prospectus covering the Registrable Shares, to maintain the currency and



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            effectiveness thereof and otherwise to comply with all
            applicable requirements of law in connection therewith;

                 (vi) during such time as the Requesting Shareholder may be engaged in a distribution of Registrable Shares, the Requesting Shareholder shall comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Exchange Act, to the extent applicable, and pursuant thereto it shall, among other things: (w) not engage in any stabilization activity in connection with the securities in contravention of such Rules; (x) distribute the Registrable Shares solely in the manner described in the registration statement; (y) cause to be furnished to each broker through whom the Registrable Shares may be offered, if any, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto and documents incorporated by reference therein as may be required by law; and not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act;

                 (vii) upon receipt of a notice pursuant to Section
            2(d)(ii)(x), (y) or (z), discontinue any distribution of Registrable Shares if such discontinuance is required under the Securities Act; and

                 (viii) at least five (5) days prior to any distribution of the
            Registrable Shares other than in an underwritten offering, the Requesting Shareholder will advise the Company in writing of the dates on which the distribution is intended to commence and terminate, the number of the Registrable Shares to be sold and the terms and the manner of sale; such person also shall inform the Company and any broker/dealers through whom sales of the Registrable Shares may be made when each distribution of such shares is completed.

            (e)  Indemnification.

                 (i) If registrable shares held by a Demand Shareholder or a
            Following Shareholder are included in the securities as to which any registration, qualification or compliance is being effected, the Company will



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            indemnify each such Demand Shareholder and each such Following
            Shareholder, each of its general and limited partners, each of the officers and directors of it or any of its general or limited partners and any person which controls, within the meaning of
            Section 15 of the Securities Act, any of the foregoing, each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (and actions in respect thereof) ("Loss") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, or of any other federal, state or common law applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Demand Shareholder and each such Following Shareholder, general or limited partners, or such officers or directors of it or any of its general or limited partners, any person which controls any of the foregoing and each such underwriter and each person which controls such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such Loss; PROVIDED, that the Company will not be liable to so indemnify or reimburse in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission resulting from written information furnished to the Company by or on behalf of such Demand Shareholder or such Following Shareholder or such underwriter for use therein.

                 (ii) The Requesting Shareholder will, if Registrable Shares held by the Requesting Shareholder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each other Security Holder, each other Requesting Shareholder, the independent accountants and legal counsel of the Company, each underwriter, if any, of the Company's



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            securities covered by such a registration statement, and each person who controls any of the foregoing within the meaning of
            Section 15 of the Securities Act, against all Loss arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Requesting Shareholder of any rule or regulation promulgated under the Securities Act, or of any other federal, state or common law applicable to the Requesting Shareholder and relating to any action or inaction required by the Requesting Shareholder in connection with any such registration, qualification or compliance, and will reimburse the Company, such directors, officers, accountants, counsel, Security Holders, the other Requesting Shareholders, underwriters, officers, directors and controlling persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such Loss in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Requesting Shareholder for use therein; PROVIDED, HOWEVER, that (i) such obligations of such Requesting Shareholder hereunder shall be limited to an amount equal to the aggregate public offering price of the Registrable Shares of such Requesting Shareholder sold as contemplated herein, unless such liability arises out of or is based upon willful misconduct by such Requesting Shareholder and (ii) the indemnity for untrue statements or omissions described above, and the reimbursements obligation relating thereto, shall not apply if such Requesting Shareholder provides the Company with such additional written information prior to the effectiveness of the registration statement as is required to make the previously supplied written information true and complete, together with a description in reasonable detail of the information previously supplied which was untrue or incomplete.

                 (iii) Each person entitled to indemnification under this
            Section 2(e) (the "Indemnified Party") shall give notice to the party required to provide



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            indemnification (the "Indemnifying Party") promptly after such
            Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2(e). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or litigation, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless the Indemnifying Party abandons the defense of such claim or litigation. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

           (f) CONTRIBUTION. If the indemnification provided for in subsections (i) or (ii) of Section 2(e) is unavailable to or insufficient to hold the Indemnified Party harmless in respect of any Loss referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other, in connection with the statements or omissions which resulted in such Loss, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of Loss referred to in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (g) Information Furnished by the Requesting Shareholders. Each Requesting Shareholder shall furnish to the Company such information regarding itself, each of its general or limited partners, and each of its directors and officers, and any person controlling any of the foregoing, and the distribution proposed by such Requesting Shareholder, as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

     3. Holdback Agreements. If any registration of Registrable Shares or other securities of the Company pursuant to Section 2(a) or Section 2(b) herein shall be in connection with an underwritten public offering, each Requesting Shareholder agrees not to effect any public sale or distribution, including any sale under Rule 144 (or any successor provision then in effect) under the Securities Act, of any Registrable Shares or of any shares of Common Stock or any security convertible into or exchangeable or exercisable for any shares of Common Stock (in each case, other than as part of such underwritten public offering) during the seven (7) days prior to, and during the 180-day period (or such shorter period as may be provided for in the applicable underwriting agreement) beginning on, the effective date of the related registration statement.

     4. Termination.

           (a) Notwithstanding any other provision of this Agreement, the respective covenants, agreements and obligations contained in Section 2 of this Agreement shall continue until the latter of: (i) such date as all of the Demand Shareholders and all of the Following Shareholders cease to own any Registrable Shares; or (ii) March 29, 2004; PROVIDED that (x) such covenants, agreements and obligations shall continue with respect to any request for registration of Registrable Shares made hereunder March 29, 2004 of the date of this Agreement, and (y) the indemnification obligations contained in Section 2(e) and the contribution obligations contained in Section 2(f) shall survive for the period of the statute of limitations with respect thereto.

     5. Miscellaneous.

           (a) Each of the parties acknowledges and agrees that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which they may be entitled at law or equity.

           (b) All notices and other communications hereunder shall be in writing and shall be deemed given (i) when delivered personally, (ii) when received if sent by registered or certified mail, return receipt requested, or by air courier or (iii) when received by facsimile transmission with electronic verification, in each case to the parties at the following addresses (or at such other address as a party may specify by like notice):

                 (A) If to the Company, addressed to: @ Entertainment, Inc.,
            One Commercial Plaza, Hartford, Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Anne Chase; with a copy thereof addressed to Baker & McKenzie, 815 Connecticut Avenue, N.W., Washington, D.C. 20006-4078; facsimile: (202) 452-7074,
            Attention:  Marc R. Paul, Esq.;

                 (B) If to PIHLP, addressed to: Chase Polish Enterprises, Inc.,
            One Commercial Plaza, Hartford, Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Chase Freedman;

                 (C) If to ECO, addressed to: ECO Holdings III Limited
            Partnership, c/o Advent International Corporation, 101 Federal Street, Boston, Massachusetts 02110; facsimile: (617) 951-0571,
            Attention: Ms. Janet Hennessy; with a copy thereof addressed to Advent International Plc, 123

            Buckingham Palace Road, London SW1W 9SL; facsimile: 44 (171) 333-0801, Attention: Mr. Scott Lanphere;

                 (D) If to RMF, addressed to:  Roger M. Freedman, 67 Prospect
            Avenue, West Hartford, Connecticut 06106; facsimile: (860) 231-0551, with a copy thereof addressed to Robinson & Cole, One Commercial Plaza, Hartford, Connecticut 06103; facsimile: (860) 231-0551, Attention: Richard G. Schectman;

                 (E) As to Steele, addressed to:  Steele LLC, 19 Warren
            Terrace, Longmeadow, Massachusetts 01106; facsimile: (413) 567-5160, Attention: Richard B. Steele, Managing Member; with a copy thereof addressed to Bergman Horowitz, Connecticut Financial Center, New Haven, Connecticut; facsimile: (860) 785-8127,
            Attention:  Jim Brockway, Esq.;

                 (F) If to CACMT, addressed to: Chase Polish Enterprises, Inc.,
            One Commercial Plaza, Hartford, Connecticut 06103; facsimile: (860) 293-4297, Attention: Cheryl Chase Freedman; and

                 (G) As to AESOP, addressed to: The AESOP Fund, L.P. c/o
            Capital Investors, Inc., 1215 19th Street, N.W., Washington, D.C. 20036; facsimile: (202) 467-4426, Attention: Harry Huge; with a copy thereof addressed to The AESOP Fund, L.P., 1119 Financial Center Building, Seattle, Washington 98161; facsimile: (206) 292-8075, Attention: Duff Kennedy.

           (c) This Agreement supersedes all prior agreements between the parties (written or oral) relating to registration of the Registrable Shares under the Securities Act and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to such matters.

           (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and shall be construed and enforced in accordance with the laws of such state without regard to principles of conflicts of laws thereof.

           (e) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           (f) Any term or provision of this Agreement may be waived at any time by an instrument in writing signed by the party which is entitled to the benefits thereof and this Agreement may be amended or supplemented at any time by an instrument in writing signed by all parties hereto.

           (g) Except as otherwise provided herein, the Company shall not assign this Agreement or any part hereof or any rights or obligations hereunder without the prior written consent of all other parties hereto. Each Shareholder shall be entitled, without the consent of any other party hereto, to assign and transfer any or all of its rights hereunder to any transferee of its Registrable Shares to which it is permitted to transfer such Registrable Shares under the provisions of the Shareholders Agreement; provided, however, that a Demand Shareholder may only assign and transfer any of its demand registration rights under Section 2(a) to a permitted transferee holding at least twenty-five (25%) of the Common Stock held by such Demand Shareholder at the date of execution of this Agreement, and any exercise of such demand registration rights by such transferee shall be counted as a demand registration effected on behalf of such Demand Shareholder for the purposes of Section 2(a)(i)(B). No assignment shall release any party of any of its obligations under this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

           (h) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

           (i) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

           (j) The number of Registrable Shares and any references herein as to specific number of shares shall be appropriately adjusted in the event of any stock split, reverse split, stock dividend or other reclassification or reorganization affecting the capital stock of the Company which occurs after the date hereof.

           (k) Any claim, suit, action, or proceeding among any or all of the parties hereto relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the District of Delaware, or, if such Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in the State of Delaware. The parties hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. The parties further agree that venue shall be exclusively in New Castle County in the State of Delaware. The parties irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in the State of Delaware has been brought in an inconvenient forum. The parties irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Section 5(b) hereof; and further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of the State of Delaware.

           (l) In any suit or proceeding brought or instituted by any of the parties to enforce or interpret any of the provisions of this Agreement or on account of any damages claimed to be sustained by such instituting party by reason of another party's violation of any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs.

           (m) This Agreement shall be effective as to all parties other than AESOP as soon as all such other parties have signed it, and with respect to AESOP's rights and obligations it shall be effective as soon as all parties including AESOP have signed it.


     IN WITNESS WHEREOF, the Company, PIHLP, ECO, RMF, Steele, AESOP and CACMT have caused this Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.


                                   @ ENTERTAINMENT, INC.,
                                   a Delaware corporation

                                        /s/ ROBERT E. FOWLER, III
                                   BY:  -------------------------------
                                        Name:  ________________________
                                        Title: ________________________

                                   POLISH INVESTMENTS HOLDING L.P.,
                                   a Delaware limited partnership

                                   By: CHASE POLISH ENTERPRISES, INC.,
                                   a Delaware corporation

                                   MANAGING GENERAL PARTNER

                                        /s/ CHERYL A. CHASE
                                   By:  -------------------------------
                                        Name:  Cheryl A. Chase
                                        Title: Executive Vice President

                                   ECO HOLDINGS III LIMITED PARTNERSHIP,
                                   a Delaware limited partnership


                                   By:  Advent ECO III L.L.C., General Partner

                                   By:  Global Private Equity II Limited
                                        Partnership, Member

                              By: Advent International Limited Partnership, General Partner

                              By: Advent International Corporation, General Partner

                                   /s/ JANET L. HENNESSY
                              By:  -------------------------------
                                   Name:  Janet L. Hennessy
                                   Title: Vice President


                              THE AESOP FUND, L.P.,
                              a Delaware limited partnership

                                  CAPITOL INVESTORS, INC.
                              By: -------------------------------
                                  a General Partner

                              MANAGING GENERAL PARTNER


                                    /s/ DUFF KENNEDY
                               By:  -------------------------------
                                    Name:  Duff Kennedy
                                    Title: Chairman



                                    /s/ ROGER M. FREEDMAN
                                    -------------------------------
                                    Roger M. Freedman


                               STEELE LLC,
                               a Connecticut limited liability company


                                    /s/ RICHARD STEELE
                               By:  -------------------------------
                                    Name:  Richard Steele
                                    Title: Managing Member

                                      THE CHERYL ANNE CHASE MARITAL TRUST,
                                      a Connecticut Trust


                                           /s/ CHERYL A. CHASE
                                      By:  -------------------------------
                                           Name:  Cheryl A. Chase
                                           Title: Trustee, and not individually
                                                  or in any other capacity

                                           /s/ KENNETH MUSEN
                                      By:  -------------------------------
                                           Name:  Kenneth Musen
                                           Title: Trustee, and not individually
                                                  or in any other capacity